SCHEDULE 14A
                                 (rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                               (Amendment No.__)

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                 Filed by a Party other than the Registrant |_|

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      14a-6(e)(2))

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|_|   Soliciting Material Under Rule 14a-12

                      Seligman New Technologies Fund, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[LOGO]JWS                                   SELIGMAN NEW TECHNOLOGIES FUND, INC.
                                       100 Park Avenue, New York, New York 10017

                         SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

We are writing to inform you that the Special Meeting of Stockholders scheduled for Friday, January 23, 2004 has been adjourned to WEDNESDAY, FEBRUARY 25, 2004 in order to give you additional time to vote your shares. Our records indicate that we have not yet received a vote from you. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitations and the possibility of another meeting adjournment. For your convenience, we have established an easy method by which to register your vote:

By phone, simply call toll free 1-866-666-5646. Operators will be available to take your vote over the phone Monday thru Friday between the hours of 9 a.m. and 11 p.m. and Saturday between the hours of 12:00 p.m. and 6:00 p.m., eastern time.

                        YOUR VOTE IS NEEDED IMMEDIATELY!

A shareholder may think his or her vote is not important, but it is vital. Your vote will enable the Fund to hold the meeting as scheduled and avoid the cost of additional solicitation, so please vote now. You and all other shareholders will benefit from your cooperation. Thank you in advance for your attention to this matter.

[FRONT OF POSTCARD]

SELIGMAN NEW TECHNOLOGIES FUND, INC.
C/O Georgeson Shareholder
17 State Street, New York, NY  10004


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                        **IMMEDIATE ATTENTION REQUIRED**

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